                                                                 EXHIBIT 23.1

                                 ARTHUR ANDERSEN


                                             Arthur Andersen LLP
                                             Suite 1800
                                             200 Public Square
                                             Cleveland, OH 44114


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in, or incorporated by reference, in this registration statement.



                                     /s/  ARTHUR ANDERSEN LLP


Cleveland, Ohio
January 5, 1998